Exhibit 99(a)

News Release

5 Sarnowski Drive, Glenville, New York, 12302
(518) 377-3311  Fax:  (518) 381-3668

Subsidiary: Trustco Bank	NASDAQ -- TRST

Contact:	Kevin T. Timmons
Vice President/Treasurer
(518) 381-3607

TrustCo Announces First Quarter 2015 Earnings;
Core Net Income Up 7%

Executive Snapshot:

•	Continued strong financial results:
o	Core net income for first quarter 2015 compared to the same period in 2014:
▪	Core net income up 6.7%;
▪	Core diluted EPS up 6.1%;
o	GAAP earnings for the first quarter of 2015 compared to the same period in 2014:
▪	Net income down 2.7%
▪	Diluted EPS down 2.6%
▪	Return on average assets (ROA) of 0.93%
▪	Return on average equity (ROE) of 10.91%
▪	Efficiency ratio of 54.18%

•	Asset quality improvement:
o	Asset quality measures continued to improve or remain stable as compared to both the first quarter of 2014 and for the fourth quarter of 2014
o	Nonperforming assets (NPAs) fell by $13.5 million versus the prior year
o	NPAs to total assets improved from 1.18% to 0.85% over last year
o	Quarterly net chargeoffs at lowest level since the fourth quarter of 2008

•	Continued expansion of customer base:
o	Focus on capitalizing on opportunities presented by expanded branch network
o	Average deposits per branch grew $868 thousand from March 31, 2014 to March 31, 2015 on a same store basis
o	Average core deposits grew $80 million for the first quarter of 2015 compared to the first quarter of 2014

•	Loan portfolio reaches all-time high:
o	Average loans were up $250 million for the first quarter of 2015 compared to first quarter of 2014
o	At $3.19 billion at March 31, 2015, loans reached an all-time historic high

Note: See non-GAAP financial measures reconciliation on pages 10-11 for information on core income and earnings per share
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FOR IMMEDIATE RELEASE:

TrustCo Announces First Quarter 2015 Earnings;
Core Net Income Up 7%

Glenville, New York – April 21, 2015

TrustCo Bank Corp NY (TrustCo, Nasdaq: TRST) today announced that first quarter of 2015 core net income rose 7% to $10.7 million compared to $10.0 million for the first quarter of 2014.  First quarter 2014 results included the sale of a property that added $965 thousand to reported after-tax earnings.  Including this sale, first quarter 2014 reported net income was $11.0 million compared to $10.7 million in 2015.

Robert J. McCormick, President and Chief Executive Officer noted, “Our core results for the first quarter of 2015 represent a solid start to the new year.   In addition to core net income growth, we continued to add customer relationships which ultimately positions our business well for the future.  Our highly liquid balance sheet continues to allow us to fund our loan growth without having to overpay for deposits.  We look forward to the balance of 2015 with optimism.  We will continue taking advantage of opportunities as they are presented.”

TrustCo saw continued strong loan growth in the first quarter of 2015.  The gains continue to be primarily funded by expansion of retail deposits as well as proceeds from cash flow from the lower yielding investment securities portfolios.  The shift toward loans helped offset part of the margin impact from continued comparatively low yields on cash and investments.  TrustCo’s strong liquidity position continues to allow the Company to take advantage of opportunities when interest rate conditions change.

Mr. McCormick also noted, “We are encouraged by the continued economic improvements in our market areas.  We are pleased with the continued improvement in our asset quality during both the first quarter and over the last year. Our long-term focus on traditional lending criteria and conservative balance sheet management has enabled us to maintain strong liquidity and capital and report continued profit improvements.  As a result, we have been able to focus on conducting business, which has significantly enhanced our reputation and put us in a position to take advantage of changes in market and competitive conditions.”

For the first quarter of 2015, return on average assets and return on average equity were 0.93% and 10.91%, respectively, compared to 0.99% and 12.09% for the first quarter of 2014, all on a reported GAAP basis.  Higher levels of shareholders equity as well as the one-time gain of $965 thousand noted earlier contributed to the decline in return on average equity.  Core diluted net income per share were $0.113 for the first quarter of 2015, up 6.1% from $0.106 for the first quarter of 2014.  Reported GAAP earnings per share were $0.113 for the first quarter of 2015, compared to $0.116 for the first quarter of 2014.

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Average loans were up $249.6 million or 8.5% in the first quarter of 2015, over the same period in 2014.  Average deposits were up $120.6 million or 3.1% for the first quarter of 2015 over the same period a year earlier.  Most of the gain in deposits came from core deposit accounts.  Average core deposits increased $80.0 million from the first quarter of 2014 to the first quarter of 2015.  Core deposits typically represent longer term customer relationships and are generally lower cost than time deposits.  Mr. McCormick noted that, “The year-over-year growth of our loans and core deposit base reflect the long term strategic focus of the Company.

While some banks have backed away from branches, a customer friendly branch franchise continues to be the key to our long term plans.  We opened one new office during the first quarter, in Orlando, Florida.  We continue to make significant progress expanding loans and deposits throughout our entire branch network.  We expect that trend to continue as the newer branches continue to mature.

At March 31, 2015, our average branch size was $28.4 million.  On a same store basis, our average deposits per branch grew by $868 thousand from March 31, 2014 to March 31, 2015.  We have always designed our branches to be smaller and more cost effective than those built by many of our competitors.  We use open floor plans that help maximize the value of our branches.  We remain mindful that fully achieving our goals for newer branches will take time and continued work.  We believe success in growing customer relationships provides basic building blocks that will help drive profit growth for the coming years.”

Asset quality and the allowance for loan losses coverage of nonperforming loans (NPLs) improved from both March 31, 2014 and December 31, 2014 to March 31, 2015.  NPLs declined to $33.5 million at March 31, 2015, compared to $44.9 million at March 31, 2014 and to $34.0 million at December 31, 2014.  NPLs were equal to 1.05% of total loans at March 31, 2015, compared to 1.53% a year earlier and 1.08% at year-end.  The coverage ratio, or allowance for loan losses to NPLs, was 137.2% at March 31, 2015, compared to 136.2% at December 31, 2014 and to 104.7% at March 31, 2014.  Nonperforming assets (NPAs) declined to $40.4 million from $40.5 million at December 31, 2014 and from $53.9 million at March 31, 2014.  Overall, virtually every asset quality indicator improved during the first quarter of 2015 relative to the fourth quarter of 2014 and to the first quarter of 2014.  The ratio of loan loss allowance to total loans was 1.44% as of March 31, 2015, compared to 1.47% at December 31, 2014 and to 1.60% at March 31, 2014 and reflects both the improvement in asset quality and economic conditions.  The allowance for loan losses was $45.9 million at March 31, 2015 compared to $46.3 million at the end of 2014 and $47.0 million at March 31, 2014.

The net interest margin for the first quarter of 2015 was 3.08%, compared to 3.13% in the first quarter of 2014.

At March 31, 2015 the tangible equity ratio was 8.44% compared to 8.46% at December 31, 2014.  Tangible book value per share at March 31, 2015 was $4.21 compared to $3.93 a year earlier.

TrustCo Bank Corp NY is a $4.7 billion savings and loan holding company and through its subsidiary, Trustco Bank, operated 145 offices in New York, New Jersey, Vermont, Massachusetts, and Florida at March 31, 2015.

In addition, the Bank’s Financial Services Department offers a full range of investment services, retirement planning and trust and estate administration services. The common shares of TrustCo are traded on the NASDAQ Global Select Market under the symbol TRST.

A conference call to discuss first quarter 2015 results will be held at 9:00 a.m. Eastern Time on April 22, 2015.  Those wishing to participate in the call may dial toll-free 1-888-339-0764.  International callers must dial 1-412-902-4195.  Please ask to be joined into the TrustCo Bank Corp NY / TRST call.  A replay of the call will be available for thirty days by dialing 1-877-344-7529 (1-412-317-0088 for international callers), Conference Number 10063957. The call will also be audio webcast at: http://services.choruscall.com/links/trst150422.html, and will be available for one year.
Note: See non-GAAP financial measures reconciliation on pages 10-11 for information on core income and earnings per share

Page | 3

Safe Harbor Statement

All statements in this news release that are not historical are forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended.  Forward-looking statements can be identified by words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding our expectations for our performance during 2015 and for the growth of loans and deposits throughout our branch network and our ability to capitalize on economic changes in the areas in which we operate.  Such forward-looking statements are subject to factors that could cause actual results to differ materially for TrustCo from those discussed. TrustCo wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The following important factors, among others, in some cases have affected and in the future could affect TrustCo’s actual results and could cause TrustCo’s actual financial performance to differ materially from that expressed in any forward-looking statement:  our ability to continue to originate a significant volume of one-to-four family mortgage loans in our market areas; our ability to continue to maintain noninterest expense and other overhead costs at reasonable levels relative to income; the future earnings and capital levels of Trustco Bank and the continued ability of Trustco Bank under regulatory rules to distribute capital to TrustCo, which could affect our ability to pay dividends; our ability to make accurate assumptions and judgments regarding the credit risks associated with lending and investing activities; the effect of changes in financial services laws and regulations and the impact of other governmental initiatives affecting the financial services industry; results of examinations of Trustco Bank and TrustCo by our respective regulators; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board, inflation, interest rates, market and monetary fluctuations; the perceived overall value of our products and services by users, including in comparison to competitors’ products and services and the willingness of current and prospective customers to substitute competitors’ products and services for our products and services; real estate and collateral values; changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the FASB or PCAOB; changes in local market areas and general business and economic trends, as well as changes in consumer spending and saving habits; our success at managing the risks involved in the foregoing and managing our business; and other risks and uncertainties under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2014, as amended, and, if any, in our subsequent quarterly reports on Form 10-Q or other securities filings.

Page | 4

TRUSTCO BANK CORP NY
GLENVILLE, NY

FINANCIAL HIGHLIGHTS

(dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	03/31/15	12/31/14	03/31/14
Summary of operations
Net interest income (TE)	$35,185	35,693	34,701
Provision for loan losses	800	1,000	1,500
Net securities transactions	249	335	6
Noninterest income, excluding net securities transactions	4,374	4,417	5,753
Noninterest expense	21,857	22,240	20,801
Net income	10,715	10,660	11,011

Per common share
Net income per share:
- Basic	$0.113	0.113	0.116
- Diluted	0.113	0.112	0.116
Cash dividends	0.066	0.066	0.066
Tangible Book value at period end	4.21	4.14	3.93
Market price at period end	6.88	7.26	7.04

At period end
Full time equivalent employees	747	737	709
Full service banking offices	145	144	139

Performance ratios
Return on average assets	0.93%	0.92	0.99
Return on average equity	10.91	10.70	12.09
Efficiency (1)	54.18	53.35	51.28
Net interest spread (TE)	3.02	3.11	3.08
Net interest margin (TE)	3.08	3.17	3.13
Dividend payout ratio	58.12	58.55	56.36

Capital ratio at period end
Consolidated tangible equity to tangible assets (2)	8.44	8.46	8.11

Asset quality analysis at period end
Nonperforming loans to total loans	1.05	1.08	1.53
Nonperforming assets to total assets	0.85	0.87	1.18
Allowance for loan losses to total loans	1.44	1.47	1.60
Coverage ratio (3)	1.4x	1.4	1.0

(1)
Calculated as noninterest expense (excluding ORE income/expense) divided by taxable equivalent net interest income plus noninterest income (excluding net securities transactions, the net gain on sale of building, and the net sale of nonperforming loans).

(2)	The tangible equity ratio excludes $553 of intangibles from both equity and assets.
(3)	Calculated as allowance for loan losses divided by total nonperforming loans.

TE = Taxable equivalent.

Page | 5

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Interest and dividend income:
Interest and fees on loans	$34,983	35,051	34,421	33,614	32,874
Interest and dividends on securities available for sale:
U. S. government sponsored enterprises	212	233	297	381	506
State and political subdivisions	25	29	38	44	68
Mortgage-backed securities and collateralized mortgage obligations-residential	2,393	2,733	3,040	3,299	3,078
Corporate bonds	1	2	2	2	59
Small Business Administration-guaranteed participation securities	522	524	535	539	556
Mortgage-backed securities and collateralized mortgage obligations-commercial	37	37	38	38	38
Other securities	4	4	4	4	4
Total interest and dividends on securities available for sale	3,194	3,562	3,954	4,307	4,309

Interest on held to maturity securities:
Mortgage-backed securities and collateralized mortgage obligations-residential	478	512	545	577	625
Corporate bonds	154	154	153	154	154
Total interest on held to maturity securities	632	666	698	731	779

Federal Reserve Bank and Federal Home Loan Bank stock	116	123	127	128	133

Interest on federal funds sold and other short-term investments	400	363	374	376	351
Total interest income	39,325	39,765	39,574	39,156	38,446

Interest expense:
Interest on deposits:
Interest-bearing checking	105	98	94	89	84
Savings	658	663	644	592	763
Money market deposit accounts	617	634	648	618	599
Time deposits	2,434	2,366	2,213	2,035	1,951
Interest on short-term borrowings	346	335	327	342	393
Total interest expense	4,160	4,096	3,926	3,676	3,790

Net interest income	35,165	35,669	35,648	35,480	34,656

Provision for loan losses	800	1,000	1,100	1,500	1,500
Net interest income after provision for loan losses	34,365	34,669	34,548	33,980	33,156

Noninterest income:
Trustco Financial Services income	1,653	1,451	1,471	1,405	1,510
Fees for services to customers	2,524	2,753	2,838	2,732	2,521
Net gain on securities transactions	249	335	376	-	6
Other	197	213	205	368	1,722
Total noninterest income	4,623	4,752	4,890	4,505	5,759

Noninterest expenses:
Salaries and employee benefits	8,481	9,003	8,272	8,012	7,592
Net occupancy expense	4,108	3,869	4,013	4,110	4,259
Equipment expense	1,942	1,919	1,725	1,823	1,752
Professional services	1,507	1,536	1,547	1,438	1,286
Outsourced services	1,425	1,225	1,375	1,425	1,325
Advertising expense	600	602	629	657	599
FDIC and other insurance	1,065	949	1,054	1,000	904
Other real estate expense (income), net	424	841	1,001	(1,688)	855
Other	2,305	2,296	2,576	2,660	2,229
Total noninterest expenses	21,857	22,240	22,192	19,437	20,801

Income before taxes	17,131	17,181	17,246	19,048	18,114
Income taxes	6,416	6,521	6,532	7,240	7,103

Net income	$10,715	10,660	10,714	11,808	11,011
Net income per common share:
- Basic	$0.113	0.113	0.113	0.125	0.116

- Diluted	0.113	0.112	0.113	0.125	0.116

Average basic shares (in thousands)	94,947	94,681	94,628	94,559	94,452
Average diluted shares (in thousands)	95,074	94,813	94,752	94,675	94,581

Note: Taxable equivalent net interest income	$35,185	35,693	35,676	35,513	34,701

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CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(dollars in thousands)
(Unaudited)

	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
ASSETS:

Cash and due from banks	$44,853	43,505	43,724	48,034	46,127
Federal funds sold and other short term investments	705,273	627,943	586,931	573,514	687,003
Total cash and cash equivalents	750,126	671,448	630,655	621,548	733,130

Securities available for sale:
U. S. government sponsored enterprises	108,248	77,800	83,087	103,340	92,708
States and political subdivisions	1,974	2,271	2,769	3,921	4,968
Mortgage-backed securities and collateralized mortgage obligations-residential	445,273	483,560	523,779	589,517	524,197
Corporate bonds	1,500	1,500	1,401	1,402	6,402
Small Business Administration-guaranteed participation securities	98,668	100,496	100,491	102,367	101,821
Mortgage-backed securities and collateralized mortgage obligations-commercial	10,503	10,447	10,417	10,544	10,543
Other securities	685	685	679	679	653
Total securities available for sale	666,851	676,759	722,623	811,770	741,292

Held to maturity securities:
Mortgage-backed securities and collateralized mortgage obligations-residential	57,296	60,986	64,223	67,974	72,188
Corporate bonds	9,964	9,960	9,956	9,952	9,948
Total held to maturity securities	67,260	70,946	74,179	77,926	82,136

Federal Reserve Bank and Federal Home Loan Bank stock	9,228	9,228	9,228	10,951	10,500

Loans:
Commercial	212,145	223,382	219,825	222,655	220,443
Residential mortgage loans	2,620,925	2,575,222	2,510,151	2,437,500	2,374,874
Home equity line of credit	352,552	352,134	346,496	339,897	339,971
Installment loans	8,003	7,594	6,557	6,098	5,714
Loans, net of deferred fees and costs	3,193,625	3,158,332	3,083,029	3,006,150	2,941,002
Less:
Allowance for loan losses	45,944	46,327	46,512	46,935	47,035
Net loans	3,147,681	3,112,005	3,036,517	2,959,215	2,893,967

Bank premises and equipment, net	38,812	38,565	37,455	36,658	35,267
Other assets	60,698	65,488	71,609	71,061	82,445

Total assets	$4,740,656	4,644,439	4,582,266	4,589,129	4,578,737

LIABILITIES:
Deposits:
Demand	$347,315	331,425	327,527	324,277	327,779
Interest-bearing checking	696,137	682,210	646,862	643,473	628,752
Savings accounts	1,237,115	1,216,831	1,215,087	1,233,347	1,236,331
Money market deposit accounts	640,368	638,542	655,646	651,367	648,244
Time deposits	1,196,233	1,163,233	1,139,919	1,142,723	1,146,112
Total deposits	4,117,168	4,032,241	3,985,041	3,995,187	3,987,218

Short-term borrowings	194,738	189,116	179,957	181,516	195,411
Accrued expenses and other liabilities	28,274	29,638	27,781	27,409	24,329

Total liabilities	4,340,180	4,250,995	4,192,779	4,204,112	4,206,958

SHAREHOLDERS' EQUITY:
Capital stock	98,964	98,945	98,942	98,927	98,927
Surplus	172,237	172,353	172,598	172,769	172,964
Undivided profits	171,232	166,745	162,326	157,832	152,237
Accumulated other comprehensive loss, net of tax	(2,687)	(4,509)	(3,508)	(2,611)	(9,452)
Treasury stock at cost	(39,270)	(40,090)	(40,871)	(41,900)	(42,897)

Total shareholders' equity	400,476	393,444	389,487	385,017	371,779

Total liabilities and shareholders' equity	$4,740,656	4,644,439	4,582,266	4,589,129	4,578,737

Outstanding shares (in thousands)	94,956	94,857	94,785	94,665	94,564

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NONPERFORMING ASSETS

(dollars in thousands)
(Unaudited)

Nonperforming Assets
03/31/15	12/31/14	09/30/14	06/30/14	03/31/14
New York and other states*
Loans in nonaccrual status:
Commercial	$2,489	3,835	4,226	5,132	4,853
Real estate mortgage - 1 to 4 family	28,215	27,221	29,736	31,433	34,597
Installment	77	77	95	87	103
Total non-accrual loans	30,781	31,133	34,057	36,652	39,553
Other nonperforming real estate mortgages - 1 to 4 family	75	125	155	159	162
Total nonperforming loans	30,856	31,258	34,212	36,811	39,715
Other real estate owned	6,288	5,533	5,238	3,930	4,707
Total nonperforming assets	$37,144	36,791	39,450	40,741	44,422

Florida
Loans in nonaccrual status:
Commercial	$-	-	517	517	517
Real estate mortgage - 1 to 4 family	2,608	2,740	2,395	3,578	4,668
Installment	20	13	1	1	7
Total non-accrual loans	2,628	2,753	2,913	4,096	5,192
Other nonperforming real estate mortgages - 1 to 4 family	-	-	-	-	-
Total nonperforming loans	2,628	2,753	2,913	4,096	5,192
Other real estate owned	670	908	1,188	4,365	4,300
Total nonperforming assets	$3,298	3,661	4,101	8,461	9,492

Total
Loans in nonaccrual status:
Commercial	$2,489	3,835	4,743	5,649	5,370
Real estate mortgage - 1 to 4 family	30,823	29,961	32,131	35,011	39,265
Installment	97	90	96	88	110
Total non-accrual loans	33,409	33,886	36,970	40,748	44,745
Other nonperforming real estate mortgages - 1 to 4 family	75	125	155	159	162
Total nonperforming loans	33,484	34,011	37,125	40,907	44,907
Other real estate owned	6,958	6,441	6,426	8,295	9,007
Total nonperforming assets	$40,442	40,452	43,551	49,202	53,914

Quarterly Net Chargeoffs (Recoveries)
03/31/15	12/31/14	09/30/14	06/30/14	03/31/14
New York and other states*
Commercial	$34	(16)	124	13	242
Real estate mortgage - 1 to 4 family	1,004	1,591	1,105	1,496	851
Installment	37	48	57	24	44
Total net chargeoffs	$1,075	1,623	1,286	1,533	1,137

Florida
Commercial	$(1)	(476)	(1)	(2)	612
Real estate mortgage - 1 to 4 family	109	37	242	59	428
Installment	-	1	(4)	10	2
Total net chargeoffs	$108	(438)	237	67	1,042

Total
Commercial	$33	(492)	123	11	854
Real estate mortgage - 1 to 4 family	1,113	1,628	1,347	1,555	1,279
Installment	37	49	53	34	46
Total net chargeoffs	$1,183	1,185	1,523	1,600	2,179

Asset Quality Ratios
03/31/15	12/31/14	09/30/14	06/30/14	03/31/14

Total nonperforming loans(1)	$33,484	34,011	37,125	40,907	44,907
Total nonperforming assets(1)	40,442	40,452	43,551	49,202	53,914
Total net chargeoffs(2)	1,183	1,185	2,179	1,600	2,179

Allowance for loan losses(1)	45,944	46,327	46,512	46,935	47,035

Nonperforming loans to total loans	1.05%	1.08%	1.20%	1.36%	1.53%
Nonperforming assets to total assets	0.85%	0.87%	0.95%	1.07%	1.18%
Allowance for loan losses to total loans	1.44%	1.47%	1.51%	1.56%	1.60%
Coverage ratio(1)	137.2%	136.2%	125.3%	114.7%	104.7%
Annualized net chargeoffs to average loans(2)	0.15%	0.15%	0.29%	0.22%	0.30%
Allowance for loan losses to annualized net chargeoffs(2)	9.6	x	9.8	x	5.3	x	7.3	x	5.4	x

* Includes New York, New Jersey, Vermont and Massachusetts.
(1)  At period-end
(2)  For the period ended

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DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY-
INTEREST RATES AND INTEREST DIFFERENTIAL

(dollars in thousands) (Unaudited)	Three months ended March 31, 2015			Three months ended March 31, 2014
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate

Assets

Securities available for sale:
U. S. government sponsored enterprises	$77,865	212	1.09%	$169,355	506	1.19%
Mortgage backed securities and collateralized mortgage obligations-residential	478,410	2,393	2.00	545,823	3,078	2.26
State and political subdivisions	2,092	38	7.26	6,133	105	6.85
Corporate bonds	1,499	1	0.13	8,548	59	2.78
Small Business Administration-guaranteed participation securities	101,662	522	2.06	110,098	556	2.02
Mortgage backed securities and collateralized mortgage obligations-commercial	10,669	37	1.40	10,939	38	1.39
Other	685	4	2.34	660	4	2.42

Total securities available for sale	672,882	3,207	1.91	851,556	4,346	2.04

Federal funds sold and other short-term Investments	653,263	400	0.25	575,352	351	0.25

Held to maturity securities:
Corporate bonds	9,962	154	6.17	9,947	154	6.18
Mortgage backed securities and collateralized mortgage obligations-residential	59,351	478	3.22	74,324	625	3.36

Total held to maturity securities	69,313	632	3.65	84,271	779	3.70

Federal Reserve Bank and Federal Home Loan Bank stock	9,228	116	5.03	10,500	133	5.07

Commercial loans	219,050	2,796	5.11	222,332	2,797	5.03
Residential mortgage loans	2,594,216	28,958	4.48	2,355,125	26,982	4.60
Home equity lines of credit	352,258	3,061	3.52	340,681	2,936	3.49
Installment loans	7,794	175	9.11	5,596	167	12.11

Loans, net of unearned income	3,173,318	34,990	4.42	2,923,734	32,882	4.52

Total interest earning assets	4,578,004	39,345	3.45	4,445,413	38,491	3.48

Allowance for loan losses	(46,597)			(48,219)
Cash & non-interest earning assets	138,560			130,091

Total assets	$4,669,967			$4,527,285

Liabilities and shareholders' equity

Deposits:
Interest bearing checking accounts	$677,963	105	0.06%	$605,741	84	0.06%
Money market accounts	637,858	617	0.39	646,601	599	0.38
Savings	1,229,498	658	0.22	1,225,364	763	0.25
Time deposits	1,180,436	2,434	0.84	1,139,811	1,951	0.69

Total interest bearing deposits	3,725,755	3,814	0.42	3,617,517	3,397	0.38
Short-term borrowings	192,344	346	0.73	202,175	393	0.79

Total interest bearing liabilities	3,918,099	4,160	0.43	3,819,692	3,790	0.40

Demand deposits	328,407			316,009
Other liabilities	25,289			22,311
Shareholders' equity	398,172			369,273

Total liabilities and shareholders' equity	$4,669,967			$4,527,285

Net interest income, tax equivalent		35,185			34,701

Net interest spread			3.02%			3.08%

Net interest margin (net interest income to total interest earning assets)			3.08%			3.13%

Tax equivalent adjustment		(20)			(45)

Net interest income		35,165			34,656

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Non-GAAP Financial Measures Reconciliation

Tangible book value per share and tangible equity as a percentage of tangible assets at period end are non-GAAP financial measures derived from GAAP-based amounts. We calculate tangible equity and tangible assets by excluding the balance of intangible assets from shareholders’ equity and total assets, respectively. We calculate tangible book value per share by dividing tangible equity by common shares outstanding, as compared to book value per common share, which we calculate by dividing shareholders’ equity by common shares outstanding. We calculate tangible equity as a percentage of tangible assets at period end by dividing tangible equity by tangible assets at period end. We believe that this is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios.

The efficiency ratio is a non-GAAP measure of expense control relative to recurring revenue.  We calculate the efficiency ratio by dividing total noninterest expenses as determined under GAAP, but excluding other real estate expense, net, which we refer to below as recurring expense, by net interest income (fully taxable equivalent) and total noninterest income as determined under GAAP, but excluding net gains on securities from this calculation, which we refer to in the table below as recurring revenue.  We believe that this provides a reasonable measure of recurring expenses relative to recurring revenue.

Core net income (“core earnings”) and core net income (“core earnings”) per share are non-GAAP financial measures derived from GAAP-based amounts. We calculate core earnings by excluding the net after-tax gain on the sale of the proposed Florida operations building during the first quarter of 2014 from net income and from net income per share.  We believe that this provides a reasonable measure of core net income (earnings).

We believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our financial position, results and ratios. Our management internally assesses our performance based, in part, on these measures.  However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titled measures reported by other companies. A reconciliation of the non-GAAP measures of tangible common equity, tangible book value per share, efficiency ratio, net income and net income per share to the underlying GAAP numbers is set forth below.

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NON-GAAP FINANCIAL MEASURES RECONCILIATION

(dollars in thousands, except per share amounts)
(Unaudited)

	03/31/15	12/31/14	03/31/14
Tangible Book Value Per Share

Equity	$400,476	393,444	371,779
Less: Intangible assets	553	553	553
Tangible equity	399,923	392,891	371,226

Shares outstanding	94,956	94,857	94,564
Tangible book value per share	4.21	4.14	3.93
Book value per share	4.22	4.15	3.93

Tangible Equity to Tangible Assets
Total Assets	4,740,656	4,644,439	4,578,737
Less: Intangible assets	553	553	553
Tangible assets	4,740,103	4,643,886	4,578,184

Tangible Equity to Tangible Assets	8.44%	8.46%	8.11%
Equity to Assets	8.45%	8.47%	8.12%

	3 Months Ended
Efficiency Ratio	03/31/15	12/31/14	03/31/14

Net interest income (fully taxable equivalent)	$35,185	35,693	34,701
Non-interest income	4,623	4,752	5,759
Less: Net gain on sale of building	-	-	1,556
Less: Net gain on securities	249	335	6
Recurring revenue	39,559	40,110	38,898

Total noninterest expense	21,857	22,240	20,801
Less: Other real estate expense, net	424	841	855
Recurring expense	21,433	21,399	19,946

Efficiency Ratio	54.18%	53.35%	51.28%

	3 Months Ended
Core Net Income	03/31/15	12/31/14	03/31/14

Net income	$10,715	10,660	11,011
Less: Gain on sale of building, net of tax	-	-	965
Core net income	10,715	10,660	10,046

Average basic shares outstanding (in thousands)	94,947	94,681	94,452
Average diluted shares outstanding (in thousands)	95,074	94,813	94,581

Net income per common share:
- Basic	$0.113	0.113	0.116
- Diluted	0.113	0.112	0.116

Core net income per common share:

- Basic	$0.113	0.113	0.106
- Diluted	0.113	0.112	0.106

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